UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/08/2006

InterSearch Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51776

Florida	59-3234205
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

222 Kearny Street, Suite 550
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 962-9700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 4, 2006, T. Radford Hazelip resigned from his position as a director of InterSearch Group, Inc. (the "Company"). Prior to his resignation, Mr. Hazelip served as a member of the audit committee of the Company's board of directors. Mr. Hazelip's resignation was not a result of a disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company's operations, policies or practices. On the same date, action was taken by the Board of Directors to appoint Charles Dargan as a director of the Company. Mr. Dargan was also appointed as a member of the audit committee of the Company's board of directors.

Item 7.01.    Regulation FD Disclosure

On May 4, 2006, the Company's Board of Directors appointed Daniel O'Donnell, the Company's President and Chief Executive Officer, to serve as Chairman of the Board. Mr. O'Donnell will replace Frank McPartland, who served as Chairman of the Board of Directors from 1996 to 2006. Mr. McPartland will continue serving on the Board as Vice Chairman.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterSearch Group, Inc.

Date: May 08, 2006	By:	/s/ Gary W. Bogatay, Jr.
Gary W. Bogatay, Jr.
Chief Financial Officer